Exhibit 10.4

            NOTICE: THIS AGREEMENT IS SUBJECT TO ARBITRATION PURSUANT
                  TO THE SOUTH CAROLINA UNIFORM ARBITRATION ACT

           AMENDED NONCOMPETITION, SEVERANCE AND EMPLOYMENT AGREEMENT

         THIS AMENDED NONCOMPETITION, SEVERANCE AND EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of this 17th day of October, 2007, by and among Ronald K. Earnest, an individual (the "Executive"), GrandSouth Bancorporation, a South Carolina corporation (the "Company"), and the Company's wholly-owned subsidiary, GrandSouth Bank, a South Carolina corporation (the "Bank").

         WHEREAS, the Company, the Bank and the Executive entered into a Noncompetition, Severance and Employment Agreement dated as of January 18, 2006 (the "Original Agreement"); and

         WHEREAS, the Company, the Bank and the Executive desire to amend the Original Agreement in compliance with the recently enacted Internal Revenue Code
Section 409A and associated federal regulations; and

         WHEREAS, the Boards of Directors of the Company and the Bank continue to believe that the Executive has been instrumental in the success of the Company and the Bank since his employment in 1998; and

         WHEREAS, the Company desires to continue to employ the Executive as President and Chief Operating Officer of the Company, and the Bank desires to continue to employ the Executive as President and Chief Executive Officer of the Bank; and

         WHEREAS, the Executive is willing to continue to accept the employment contemplated herein under the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree to amend and restate the Original Agreement as follows:

         1. Employment. Subject to the terms and conditions hereof, the Company hereby employs the Executive and the Executive hereby accepts such employment as the President and Chief Operating Officer of the Company, and the Bank hereby employs the Executive and the Executive hereby accepts such employment as the President and Chief Executive Officer of the Bank, having such duties and responsibilities as are set forth in Section 3 below.

         2. Definitions. For purposes of this Agreement, the following terms shall have the meanings specified below.

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                  2.1 "Change of Control" shall mean the  occurrence  during the
Term of any of the following events:

                  (a) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any one Person, or more than one Person acting as a group, immediately after which such Person or group has ownership of more than 50% of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change of Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change of Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or
         (y) any corporation or other Person or group of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"), (ii) the Company or any Subsidiary, or (iii) any Person or group in connection with a "Non-Control Transaction" (as hereinafter defined); or

                  (b) The date a majority of the individuals who, as of the date of this Agreement, are members of the Board of Directors of the Company (the "Incumbent Board") are replaced for any reason during any twelve month period; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; or

                  (c) A merger, consolidation or reorganization involving the Company, unless

                  (i) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation"), and

                  (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation.

                  (A transaction described in clauses (c)(i) and (ii) shall herein be referred to as a "Non-Control Transaction"); or

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                  (d) The sale or other  disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a related person as set forth in 26 C.F.R. 1.409A-3(i)(5)(vii)(B)) over a consecutive 12-month period.

                  2.2      "Cause" shall mean:

                  (a) any act that (i) constitutes, on the part of the Executive, fraud, dishonesty, willful failure to follow the directives or implement the policies of the Board of Directors of the Company or the Bank, willful violation of any state or federal law or regulation applicable to the Company or the Bank, gross malfeasance of duty, conduct grossly inappropriate to the Executive's office, or a material willful violation of this Agreement, and (ii) is demonstrably likely to lead to material injury to the Company or the Bank or resulted or was intended to result in direct or indirect gain to or personal enrichment of the Executive at the expense, direct or indirect, of the Company or the Bank; or

                  (b) the conviction (from which no appeal may be or is timely taken) of the Executive of a felony; or

                  (c) the suspension or removal of the Executive by federal or state banking regulatory authorities acting under lawful authority pursuant to provisions of federal or state law or regulation which may be in effect from time to time;

         provided, however, that in the case of clause (a) above, such conduct shall not constitute Cause:

                  (i) unless (x) there shall have been delivered to the Executive a written notice setting forth with specificity the reasons that the Board of the Company or the Bank believes the Executive's conduct meets the criteria set forth in clause
                  (a); (y) the Executive shall have been provided the opportunity to be heard in person by the Board of the Company or the Bank, as applicable (with assistance of the Executive's counsel if the Executive so desires); and (z) after such opportunity to be heard, the termination is evidenced by a resolution adopted in good faith by two-thirds of the members of the Board of the Company or the Bank, as applicable (other than the Executive); or

                  (ii) if such conduct (x) was believed by the Executive in good faith to have been in, or not opposed to, the interests of the Company and the Bank, and (y) was not intended to, and did not, result in the direct or indirect gain to or personal enrichment of the Executive.

                  2.3 "Confidential Information" shall mean all business and other information relating to the business of the Company or the Bank, including without limitation, technical or non-technical data, programs, methods, techniques, processes, financial data, financial plans, product plans, and lists


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of actual or potential  customers,  which (a) derives economic value,  actual or
potential,   from  not  being   generally   known  to,  and  not  being  readily
ascertainable by proper means by, other Persons, and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality. Such information and compilations of information shall be contractually subject to protection under this Agreement whether or not such information constitutes a trade secret and is separately protectable at law or in equity as a trade secret.

                  2.4 "Disability" or "Disabled" shall mean (a) the Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (b) the Executive is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or the Bank; or (c) the Executive has been determined to be totally disabled by the Social Security Administration or Railroad Retirement Board; or (d) the Executive has been determined to be disabled in accordance with a disability insurance program provided by the Company or the Bank and in which Executive participates, provided that the definition of disability applied under such disability insurance program complies with the requirements of (a) or (b) listed above.

                  2.5 A voluntary termination by the Executive shall be considered an involuntary termination with "Good Reason" if any of the following occurs, following a Change of Control, without the Executive's advance written consent, and the term "Good Reason" shall mean the occurrence, following a Change of Control, of any of the following without the Executive's advance written consent: (a) a material diminution of the Executive's base compensation;
(b)  a  material   diminution  of  the   Executive's   authority,   duties,   or
responsibilities; (c) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Executive is required to report;
(d) a material diminution in the budget over which the Executive retains authority; (e) a material change in the geographic location at which the Executive must perform services for the Company or the Bank; or (f) any other action or inaction that constitutes a material breach by the Company or the Bank of this Agreement. In order to qualify as a voluntary termination for Good Reason, (x) the Executive must give notice to the Company or the Bank, as applicable, of the existence of one or more of the conditions described in (a) -
(f) above within 90 days after the initial existence of the condition, and the Company or the Bank, as applicable, shall have 30 days thereafter to remedy the condition, and (y) the termination of employment must occur within 24 months following a Change of Control.

                  2.6 "Person"  shall mean any  individual,  corporation,  bank,
partnership,   joint   venture,   association,   joint-stock   company,   trust,
unincorporated organization or other entity.

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         3. Duties. During the Term hereof, the Executive shall have such duties and authority as are typical of a President and Chief Operating Officer of companies such as the Company and the Bank, including, without limitation, those specified in the Company's and the Bank's Bylaws. Executive agrees that during the Term hereof, he will devote his full time, attention and energies to the diligent performance of his duties. Executive shall not, without prior written consent of the Company and the Bank, at any time during the Term hereof (a) accept employment with, or render services of a business, professional or commercial nature to, any Person other than the Company and the Bank, (b) engage in any venture or activity which the Company or the Bank may in good faith consider to be competitive with or adverse to the business of the Company, the Bank or of any other affiliate of the Company, whether alone, as a partner, or as an officer, director, employee or shareholder or otherwise, except that the ownership of not more than 5% of the stock or other equity interest of any publicly traded corporation or other entity shall not be deemed a violation of this Section, or (c) engage in any venture or activity which the Board of Directors of the Company or the Bank may in good faith consider to interfere with Executive's performance of his duties hereunder.

         4. Term. Unless earlier terminated as provided herein, the Executive's employment hereunder shall be for a rolling term of three years (the "Term"), which commenced on the date of the Original Agreement, with compensation to be effective as of the date of this Agreement. This Agreement shall be deemed to extend each day for an additional day automatically and without any action on behalf of any party hereto; provided, however, that any party may, by notice to the others, cause this Agreement to cease to extend automatically and, upon such notice, the "Term" of this Agreement shall be the three years following the date of such notice, and this Agreement shall terminate upon the expiration of such Term. If no such notice is given and this Agreement is terminated pursuant to
Section 5 hereof, for the purposes of calculating any amounts payable to the Executive as a result of such termination, the remaining Term of this Agreement shall be deemed to be three years from the date of such termination.

         5. Termination. This Agreement may be terminated as follows:

            5.1 By the Company or the Bank. The Company or the Bank shall have the right to terminate the Executive's employment hereunder at any time during the Term hereof for any reason or for no reason, including, without limitation,
(a) for Cause, (b) if the Executive becomes Disabled, or (c) upon the Executive's death.

                  5.1.1 If the Company or the Bank terminates Executive's employment under this Agreement for Cause or as a result of Executive's Disability or death, the Company's and the Bank's obligations hereunder shall cease as of the date of termination without prejudice to any vested rights to benefits provided hereunder.

                  5.1.2 If the Company or the Bank terminates Executive's employment other than for Cause and other than as a result of Executive's Disability or death, and such termination is within 24 months after a Change of Control, Executive shall be entitled to receive, as severance, immediately upon


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such  termination,  the compensation  and benefits  provided in Section 6 hereof that would otherwise be payable over the three years subsequent to such termination.

                  5.1.3 If the Company or the Bank terminates Executive's employment other than for Cause and other than as a result of Executive's Disability or death, and in the absence of a Change of Control, Executive shall be entitled to receive, as severance, immediately upon such termination, the compensation and benefits provided in Section 6 hereof that would otherwise be payable for the remaining Term of this Agreement.

                  5.1.4 If the Company or the Bank terminates Executive's employment other than for Cause and other than as a result of Executive's Disability or death, (a) all rights of Executive pursuant to awards of share grants or options granted by the Company or the Bank shall be deemed to have vested and shall be released from all conditions and restrictions, except for restrictions on transfer pursuant to the Securities Act of 1933, as amended, and
(b) the Executive shall be deemed to be credited with service with the Company and the Bank for such remaining Term for the purposes of the Company's and the Bank's benefit plans, including, without limitation, any restricted stock agreements hereafter entered into with Executive.

                  5.1.5 For purposes of determining severance payments pursuant to Sections 5.1.2, 5.1.3 and 5.2.2, (a) the amount of annual salary shall be deemed to be the annualized salary being paid immediately prior to the termination, (b) the annual amount of unfixed compensation (such as a bonus) shall be deemed to be equal to the average of such compensation over the three year period immediately prior to the termination, and (c) the annual amount of benefits shall be deemed to be the sum of the costs to the Company and the Bank of providing the benefits to the Executive for the twelve month period ending immediately prior to the termination.

            5.2 By Executive. Executive shall have the right to terminate his employment hereunder at any time during the Term hereof for any reason or for no reason, including, without limitation, (a) voluntarily for Good Reason, or (b) in the event of a material breach of this Agreement by the Company or the Bank; provided, however, in the event of a material breach of this Agreement by the Company or the Bank, the Executive shall have given the Bank written notice of the breach within 90 days thereof and the Company or the Bank shall have failed to cure the breach within 30 days after such notice is given (a "Material Breach").

                  5.2.1 If Executive terminates his employment hereunder other than for Good Reason and other than as a result of a Material Breach, the Company's and the Bank's obligations under this Agreement shall cease as of the date of such termination and, unless there shall have been a Change of Control within the prior 24 months, Executive shall be subject to the non-competition provisions set forth in section 10 hereof.

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                  5.2.2 If Executive  terminates  his  employment  hereunder for
Good Reason or as a result of a Material Breach, Executive shall be entitled to receive, as severance, immediately upon such termination, the compensation and benefits provided in Section 6 hereof that would otherwise be payable over the three years subsequent to such termination.

                  5.2.3 In addition,  in the event of such  termination for Good
Reason or as a result of a Material Breach, (a) all rights of Executive pursuant to awards of share grants or options granted by the Company or the Bank shall be deemed to have vested and shall be released from all conditions and restrictions, except for restrictions on transfer pursuant to the Securities Act of 1933, as amended, and (b) the Executive shall be deemed to be credited with service with the Company and the Bank for the remaining Term for the purposes of the Company's and the Bank's benefit plans.

            5.3 Timing of Payments.  Any payments required to be made under this
Section 5 shall be made within five days after termination of employment, except to the extent Section 21 of this Agreement applies.

            5.4 Termination in Anticipation of a Change of Control. Notwithstanding anything contained in this Agreement to the contrary, if the Executive's employment is terminated by the Company or the Bank without Cause prior to a Change of Control and the Executive reasonably demonstrates that such termination (a) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change of Control and who effectuates a Change of Control, or (b) otherwise occurred in connection with, or in anticipation of, a Change of Control which actually occurs, then for all purposes of this Agreement, such termination shall be deemed to be a termination within 24 months after a Change of Control and the date of a Change of Control with respect to the Executive shall mean the date immediately prior to the date of such termination of the Executive's employment.

         6. Compensation. In consideration of Executive's services and covenants hereunder, the Company or the Bank shall pay to Executive the compensation and benefits described below (which compensation shall be paid in accordance with the normal compensation practices of the Company or the Bank and shall be subject to such deductions and withholdings as are required by law or policies of the Company and the Bank in effect from time to time, provided that his salary pursuant to section 6.1 shall be payable not less frequently than monthly):

            6.1 Annual Salary. During the Term hereof, the Company or the Bank shall pay to Executive a salary at a rate of $265,000 per annum. Executive's salary will be reviewed by the Board of Directors of the Company or the Bank at the beginning of each of its fiscal years and, in the sole discretion of the Board of Directors of the Company or the Bank, may be increased for such year.

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            6.2 Annual Incentive Bonus. During the Term hereof,  Executive shall also be eligible for additional performance based compensation as determined by the Board of Directors of the Company or the Bank.

            6.3 Stock Options. During the Term hereof, the Board of Directors of the Company may grant Executive options to purchase Company common stock in accordance with the terms of the Company's stock option plan.

            6.4 Other Benefits. Executive shall be entitled to share in any other employee benefits generally provided by the Company and the Bank to their most highly ranking executives for so long as the Company or the Bank provides such benefits. The Company or the Bank shall also provide Executive with a Company-paid automobile and reasonable club dues for one country club. Executive shall also be entitled to participate in all other benefits accorded generally to Company and Bank employees.

            6.5 Executive's Right To Benefits Absolute. The right of the Executive to receive the benefits set forth in this Agreement shall be absolute and not subject to any right of set-off or counterclaim the Company or the Bank may have against Executive.

            6.6 Discharge of Payment Obligation. The Company's obligation to make any payments owed to the Executive under this Agreement shall be discharged to the extent such payments are made by the Bank, and the Bank's obligation to make any payments owed to the Executive under this Agreement shall be discharged to the extent such payments are made by the Company.

         7. Accelerated Vesting of Executive's Stock Options . Anything set forth herein to the contrary notwithstanding, Executive's stock options shall vest immediately upon the occurrence of a Change of Control, even if the Executive remains employed with the Company or the Bank after a Change of Control. However, to the extent that this Agreement is inconsistent with the Company's Stock Option Plan, the terms of the Stock Option Plan shall control. Moreover, anything set forth herein to the contrary notwithstanding, Executive shall have a minimum of one (1) year from the date of vesting to exercise such stock option rights.

         8. Parachute Payments. Notwithstanding any other provision of this Agreement, if any payment provided for in this Agreement would, if paid, constitute a "golden parachute payment" as defined in 12 C.F.R. Section 359.1(f) as in effect on the date of this Agreement, the obligation of the Company or the Bank to make such payment shall be subject to an additional condition that the circumstances which cause the payment to be a "golden parachute payment" shall have ceased to exist but such payment will become payable in full at such time as the condition is met together with interest at the prime rate, compounded annually, from the date such payment would have been due had it not been a "golden parachute payment" until paid.



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         9. Confidentiality.

            9.1 Company and Bank Confidential Information. Executive acknowledges that, prior to and during the term of this Agreement, the Company and the Bank have furnished and will furnish to Executive, and the Executive will develop for the benefit of the Company and the Bank, Confidential Information which could be used by Executive on behalf of a competitor of the Company or the Bank to the Company's or the Bank's substantial detriment. Executive acknowledges that Confidential Information is the sole property of the Company and the Bank. In view of the foregoing, Executive acknowledges and agrees that the restrictive covenants contained in this Agreement are reasonably necessary to protect the Company's and the Bank's legitimate business interests and goodwill. Executive agrees that he shall protect the Company's and the Bank's Confidential Information and shall not disclose to any Person, or otherwise use, except in connection with his duties performed in accordance with this Agreement, any Confidential Information; provided, however, that Executive may make disclosures required by a valid order or subpoena issued by a court or administrative agency of competent jurisdiction, in which event Executive will, if permitted to do so under applicable law, promptly notify the Company and the Bank of such order or subpoena to provide the Company and the Bank an opportunity to protect its interests. Upon the termination or expiration of his employment hereunder, the Executive agrees to deliver promptly to the Company and the Bank all of their respective files, customer lists, management reports, memoranda, research, forms, financial data and reports and other documents supplied to or created by him in connection with his employment hereunder (including all copies of the foregoing) in his possession or control and all of the Company's and Bank's equipment and other materials in his possession or control. This provision shall survive for 24 months after the later of termination of employment of Executive with the Bank or the Company.

            9.2 Third Party Confidential Information. Executive shall also hold in the strictest confidence all confidential or proprietary information that the Company or the Bank has received from any third party to which it is the Company's or the Bank's obligation to maintain the confidentiality of such information and to use it only for certain limited purposes, and Executive shall not disclose such information to any person, firm or corporation or use it except as necessary in carrying out Executive's work for the Company or the Bank consistent with the Company's or the Bank's agreement with such third party.

         10. Noncompetition. In the event that Executive's employment with the Company or the Bank is terminated before a Change of Control voluntarily by the Executive or by the Board of Directors for Cause, then Executive shall not, for a period of one (1) year following such termination of employment:

         (i) become employed by any insured depository institution that has customers or does business as follows:

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                  (a)      has an  office  situated  in or an  agent  or  agents
                           regularly working in any city in which the Bank has an office in which an agent or agents of the Bank regularly work, or

                  (b) has a significant number of offices situated in or a significant number of agents regularly working in any city in which the Bank has a significant number of offices or in which a significant number of agents of the Bank regularly work, or

                  (c) has a significant number of customers located in any county of South Carolina where the Bank has a significant number of customers, or

                  (d) shares a significant number of customers with the Bank.

         (ii) interfere or attempt to interfere with any business relationship of the Company or the Bank, including, without limitation, employee and customer relationships, whether by lawful competition or otherwise; or

         (iii) engage, directly or indirectly, in any business or activity which requires Executive, or any person or party employed by him or whom he represents, to provide Confidential Information or other data obtained by Executive as a result of his employment with the Company or the Bank to any other person or party who is then engaged in providing similar services to those of the Company or the Bank for use in competing with the Company or the Bank; or

         (iv) solicit from any customer of the Bank any business that such customer has customarily done or contemplates doing with the Bank; or

         (v) solicit any business that could be done by the Company or the Bank from any customer of the Bank with whom the Executive had contact while employed by the Bank; or

         (vi) solicit any business on the basis of, or advertise, the Executive's former affiliation with the Company or the Bank; or

         (vii) solicit, encourage or assist any other person to solicit or encourage any employee of the Company or the Bank to terminate such employment; or

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         (viii)   otherwise compete against the Company or the Bank, directly or indirectly, whether as principal, agent, employee, or owner of any entity (if the percentage or ownership exceeds 10% of the entity).

         The parties hereto intend the geographic areas and all other restrictions set forth herein to be completely severable and independent; if any of the restrictions set forth above are determined to be either unenforceable, or unenforceable in any of the geographic areas set forth above, the parties intend that the restrictions set forth above shall continue to apply to the remaining geographic areas set forth above and that the other restrictions set forth above shall continue to apply.

         In the event that Executive's employment is terminated for any reason following a Change of Control (whether by the Company or the Bank or Executive), it is expressly acknowledged that there shall be no limitation on any competitive activity of Executive, including direct competition with the Company or the Bank or their successors, and neither the Company nor the Bank shall be entitled to injunctive relief with respect to any such competitive activities of Executive.

         11. Trust. The Company shall establish an irrevocable trust to fund the obligations hereunder (which may be a "rabbi trust" if so requested by Executive), which trust (a) shall have as trustee an individual acceptable to Executive, (b) shall be funded upon the earlier of a Change of Control or the approval of any regulatory application filed by a potential acquiror of the Company seeking to acquire control of the Company, (c) shall comply with Section 409A of the Internal Revenue Code, and (d) shall contain such other terms and conditions as are reasonably necessary in Executive's determination to ensure the Company's and the Bank's compliance with its obligations hereunder.

         12. Assignment. The parties acknowledge that this Agreement has been entered into due to, among other things, the special skills of Executive, and agree that this Agreement may not be assigned or transferred by Executive, in whole or in part, without the prior written consent of the Company and the Bank.

         13. Notices. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or seven days after mailing if mailed, first class, certified mail postage prepaid:

To the Bank:               GrandSouth Bank
                           P.O. Box 6548
                           Greenville, S.C. 29606
                           Attn:    Chairman of the Board

To the Company:            GrandSouth Bancorporation
                           P.O. Box 6548
                           Greenville, S.C. 29606
                           Attn:    Chairman of the Board



                                    11 of 13

To Executive:              Ronald K. Earnest
                           105 Kenton Court
                           Simpsonville, S.C. 29681

Any party may change the address to which notices, requests, demands, and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

         14. Provisions Severable. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

         15. Remedies. (a) The Executive acknowledges that if he breaches or threatens to breach his covenants and agreements in Sections 9 and 10 of this Agreement, such actions may cause irreparable harm and damage to the Company or the Bank which could not be compensated by monetary damages alone. Accordingly, if Executive breaches or threatens to breach Section 9 or Section 10 of this Agreement, the Company and the Bank shall be entitled to injunctive relief, in addition to any other rights or remedies of the Company or the Bank.

                  (b) In the event that Executive is reasonably required to engage legal counsel to defend or enforce his rights hereunder against the Company or the Bank, Executive shall be entitled to receive from the Company his reasonable attorney's fees and costs.

         16. Arbitration. Any dispute or controversy, other than a claim for injunctive relief pursuant to Section 15(a) hereof, arising under or in connection with this Agreement shall be settled exclusively by arbitration in Greenville, South Carolina, by three arbitrators in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrators' award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of the right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. The Company shall bear all costs and expenses arising in connection with any arbitration proceeding pursuant to this Section.

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

         17. Waiver. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

         18. Amendments and Modifications. This Agreement may be amended or modified only by a writing signed by the parties hereto.

         19. Governing Law. The validity and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina.

         20. Integration. This Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral.

         21. Section 409A Savings Clause. Despite any contrary provision of this Agreement, if when the Executive's employment terminates the Executive is a "specified employee," as defined in section 409A of the Internal Revenue Code, and if any payments or benefits under this Agreement will result in additional tax or interest to the Executive because of section 409A, the Executive shall not be entitled to the payments or benefits until the earliest of (a) the date that is at least six months after termination of the Executive's employment for reasons other than the Executive's death, (b) the date of the Executive's death, or (c) any earlier date that does not result in additional tax or interest to the Executive under section 409A. As promptly as possible after the end of the period during which payments or benefits are delayed under this provision, the entire amount of delayed payments shall be paid to Executive in a single lump sum. References in this Agreement to Section 409A of the Internal Revenue Code of 1986 include rules, regulations and guidance of general application issued by the Department of the Treasury under such Section 409A.

         IN WITNESS WHEREOF, the parties have executed this Amended Agreement as of the day and year first above written.

                              [Signatures Omitted]